August 26, 2019 Mark Rosenblum, CPA Offer of Employment with Salarius Pharmaceuticals Dear Mark, Congratulations! Salarius Pharmaceuticals Inc. (or ''the Company" or "our Company") is pleased to extend you this opportunity to work for our Company as Executive Vice President Finance and Interim Chief Financial Officer reporting to David J. Arthur, Chief Executive Officer. This letter sets forth the information, compensation and benefits that are being offered to you at this time. This is a full-time position and we generally expect your work schedule to be normal business hours (i.e., scheduled during Monday through Friday generally 8:00 am -5:00 pm). This position involves 10%-20% travel and will involve work periods that exceed a normal Monday through Friday work schedule. During the period from September 10th 2019 to March 31st 2020, Salarius will reimburse and/or pay for reasonable travel and temporary living expenses as needed for you to work in our Houston Texas office. Should you determine that you are interested in this position and would like to commence your full-time employment with our Company, we would like you to start on September 10th, 2019 in our Houston, Texas office. You will be employed as an exempt at-will employee, receiving an annual salary of $265,000.00 to be paid twice per month (generally on the 15th and 30th) installments by direct deposit. In addition, you will be eligible for any employee equity and or bonus programs established in 2019 and beyond. You will also receive a minimum of a $19,300 2019 Bonus payable no later than March 1, 2020. Should the Company implement a bonus program for the calendar year 2019, you will receive a $19,300 in addition to the Company bonus payment. The $19,300 bonus is contingent on your continued employment with Salarius through December 31st, 2019. Should your employment end prior to December 31st 2019 at the decision of Salarius, you are still eligible to receive the $19,300 bonus. You will also receive a minimum of a $14,500 Q1 2020 Bonus payable no later than May 1, 2020. Should the Company implement a bonus program for the calendar year 2020, you will receive a $14,500 in addition to the Company bonus payment. The $14,500 bonus is contingent on your continued employment with Salarius through March 31st, 2020. Should your employment end prior to March 31st 2020 at the decision of Salarius, you are still eligible to receive the $14,500 bonus. 2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021 • 346.772.0100 Ext 2346 www.salariuspharma.com

As a regular full-time employee of the Company scheduled to work full-time, you will be eligible to participate in all normal and customary Company benefits including the Company's health insurance (medical and pharmacy), dental insurance, vision insurance and 401(k) plans plus paid-time off subject to the specific eligibility requirements and other criteria as set forth in the individual plan documents. You will be able to work remotely as determined in conjunction with the CEO. You will receive 20 days per year in paid time off which is in addition to any company holidays. Please be aware that all Company benefits are subject to modification or elimination at the Company's discretion, but in no event will you be treated differently than other senior executives at the Company. . While we hope that both you and the Company will find our professional relationship to be mutually beneficial, your position remains at-will at all times, meaning that both you and the Company will have the right to terminate your employment at any time, for any reason or for no reason at all, with or without cause or notice. Nothing in this letter is intended to create a contract of employment for any specified period of time. Your employment with the Company will be governed by the Company's employment policies as established by the Company from time to time. You will be expected to read, understand and apply the policies related to your job. In addition, this offer is contingent upon a successful background check and your agreement to enter into various agreements covering confidentiality, assignment of intellectual property, non-compete, conflict of interest and other applicable agreements as provided by the Company. We are very excited and I am very excited about the possibility of your employment with Salarius. Please sign the bottom of the copy of this letter indicating that you have received this letter and accept the position, and then return the signed letter to me. This opportunity and all terms of employment stated in this letter will expire if you have not returned a signed copy of this letter to me on or prior to end of business, Friday August 30th, 2019. Please review this letter carefully. If you should have any questions regarding this letter or your potential employment with the Company, please do not hesitate to call me. Sincerely, /s/ David J. Arthur David J. Arthur Chief Executive Officer Salarius Pharmaceuticals, Inc. See signature page below 2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021 • 346.772.0100 Ext 2346 www.salariuspharma.com

By signing and dating this letter below, I, Mark Rosenblum, indicate that I have received and read this letter and accept the offer of employment for the Company as set forth, above. Print Name: Mark Rosenblum Signature: /s/ Mark Rosenblum Date: 9/11/2019 2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021 • 346.772.0100 Ext 2346 www.salariuspharma.com